EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officers of Zions Bancorporation (the “Company”) hereby certify that, to the best of their knowledge, the Company’s Quarterly Report as amended on Form 10-Q/A for the three months ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 11, 2010	/S/ HARRIS H. SIMMONS
	Name:	Harris H. Simmons
	Title:	Chairman, President and Chief Executive Officer

/S/ DOYLE L. ARNOLD
	Name:	Doyle L. Arnold
	Title:	Vice Chairman and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.